Exhibit 10.51

THIS AGREEMENT made as of the 1st day of September, 2010

B E T W E E N:

XTRA-GOLD RESOURCES CORP.

(hereinafter called the "Corporation")

OF THE FIRST PART

- and -

JOHN C. ROSS

(hereinafter called the "Executive")

OF THE SECOND PART

WHEREAS the Corporation is a Nevada corporation engaged in the exploration of gold properties (the “Business”) and is desirous of obtaining from the Executive managerial and other services on the basis hereinafter provided;

AND WHEREAS the Executive is a qualified executive prepared to provide the services specified herein to the Corporation;

WITNESSETH that in consideration of the covenants, agreements, warranties herein set forth and for other good and valuable consideration, the parties hereto respectively covenant and agree as follows:

Services to be Provided by the Executive

1. The Corporation does hereby engage the Executive as a consultant to provide to the Corporation the services of Chief Financial Officer and the Executive does hereby agree to provide to the Corporation the services of the Chief Financial Officer upon the various terms and conditions hereinafter set forth.

Covenants and Authority of the Executive

2. The Executive covenants and agree that it shall, during the term of this Agreement:

(a) undertake such duties and exercise such powers as may be requested of the Executive by the board of directors of the Corporation from time to time;

(b) well and faithfully serve the Corporation and use his best efforts to promote the interests thereof; and

(c) conform to all lawful instructions and directions given to him by the board of directors of the Corporation, and obey and carry out the by-laws of the Corporation.

3. The Executive shall have, subject always to the general or specific instructions and directions of the board of directors of the Corporation, full power and authority to manage and direct the business and affairs of the Corporation (except only the matters and duties as by law must be transacted or performed by the board of directors or by the shareholders of the Corporation in a general or special meeting), including power and authority to enter into contracts, engagement or commitments of every nature or kind in the name of and on behalf of the Corporation as authorized by the board of directors of the Corporation.

Management Fee

4. The Executive shall be compensated for his services under this Agreement on the following basis:

(a) the Executive shall be reimbursed immediately on request for all costs incurred in performing its obligations under this Agreement (for the purposes of this agreement “costs” for any year means all expenses incurred by the Executive in carrying out its obligations under this Agreement) which are supported by written invoices, vouchers or other evidences of payment;

(b) the Executive shall receive a daily fee (the “Fee”) payable in arrears 15 days after the end of each calendar month. The Fee shall be equal to $500 per day; and

(c) the Executive shall be entitled to receive grants of stock options pursuant to the Corporation’s stock option plan.

Termination

5. Notwithstanding anything else contained herein, if at any time during the term of this Agreement (and failure by the Corporation to rely on the provisions of this paragraph in any given instance or instances, shall not constitute a precedent or deemed to be a waiver), the Executive shall have:

(a) breached the provisions of this Agreement;

(b) continually failed to substantially perform his duties according to the terms of this Agreement after the Corporation has given the Executive reasonable notice of such failure and a reasonable opportunity to correct it;

(c) engaged in any act that is materially injurious to the Corporation, monetarily or otherwise; or

(d) engaged in any criminal act of dishonesty resulting or intended to result directly or indirectly in personal gain of the Executive at the Corporation’s expense;

the Corporation may give written notice to the Executive of its intention to terminate this Agreement at the date therein specified, which shall in any event be a date at least fifteen and not more than thirty days after the giving of such notice.

The Executive may terminate this Agreement at any time upon sixty days notice.

Confidential Information

6. The Executive shall not at any time during the terms of this Agreement, or at any time thereafter, use or disclose proprietary information of the Corporation without the written authorization of the Corporation.

General

7. The headings of the Articles, sections, subsections and clauses herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

8. This Agreement shall be constructed and interpreted in accordance with laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Agreement.

9. This Agreement constitutes the entire agreement between the parties with respect to the appointment of the Executive and any and all previous arrangements, written or oral, express or implied, between the parties or on their behalf, relating to the appointment of the Executive by the Corporation are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any such agreement.

10. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein and each such provision is deemed to be separate, distinct and severable.

11. This Agreement shall enure to the benefit of and be binding upon the Executive and his heirs, executors and administrators and upon the Corporation and its successors and assigns.

12. This Agreement may be amended only by an instrument in writing signed by both parties.

13. Neither party may waive or shall be deemed to have waived any right it has under this Agreement (including under this section) except to the extent that such waiver is in writing.

14. The rights of the Executive hereunder are not assignable or otherwise transferable by the Executive.

15. The Executive acknowledges that he has executed this Agreement after receiving independent legal and accounting advice and, in that connection, he has been advised by both his accountants and his legal representatives that all of the provisions of this Agreement are reasonable and enforceable in accordance with their respective terms.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

XTRA-GOLD RESOURCES CORP.

Per: /s/ Paul N. Zyla
        Paul N. Zyla,
        President and Chief Executive Officer

SIGNED, SEALED AND DELIVERED
In the Presence of:

/s/ Kevin Coombes
Kevin Coombes	/s/ John C. Ross
Witness	John C. Ross